                                                                    Exhibit 4.14


YEAR 2001 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF PETROCHINA COMPANY LIMITED
       AND GENERAL MANAGER OF PETROCHINA EXPLORATION & PRODUCTION COMPANY


Offeree: Name: LUO, Yingjun                        Offeror: Name: HUANG, Yan                 Term of the Contract: January 1, 2001
                                                                                                 to December 31, 2001
Title:  Vice President of PetroChina Company       Title:  President of PetroChina Company
        Limited ("PetroChina") and General                Limited                            Date of Execution:     January 16, 2001
        Manager of PetroChina Exploration &
        Production Company


INDICES               KEY PERFORMANCE INDICES (KPI)      WEIGHT    MEASUREMENT         TARGET           ACTUAL PERFORMANCE
-------               -----------------------------      ------    -----------         ------           ------------------


Profits Indices       Gross profit

                        PetroChina                        5%        In thousand RMB     61,000,000

                        Exploration &                    35%        In thousand RMB     58,825,000
                        Production Company

                      Rate of return of
                      PetroChina Exploration &           20%        %                   20.77
                      Production Company (ROIC)


Operating Indices        Unit operating cost for   20%            USD/barrel-      4.37
                         oil and gas                              of-
                                                                  equivalent
                                                                  (BOE)

                         Unit exploration cost for 5%             USD/BOE           1.34
                         oil and gas

                         Unit development cost for 5%             USD/BOE           3.25
                         oil and gas

                         Rate of reserves          5%             USD/BOE           1.26
                         replacement

                         Receivables               5%             %                 20% lower than
                                                                                    the number at the
                                                                                    beginning of the
                                                                                    year


Indices to Be Put under  Quality safety and          Accidents involving death = 0.05 persons/million     Comprehensive performance
Control                  environmental protection    man-hours;                                           expressed in marks to be
                                                                                                          reduced by 10 marks if
                                                     accidents involving economic loss exceeding          exceeding target of the
                                                     RMB 1 million = 0;                                   index put under control.

                                                     environmental pollution accidents involving
                                                     economic loss exceeding RMB 200,000 = 0.


Signature of Offeree:   s/Luo Yingjun       Signature of Offeror:   s/Huang Yan
                        -------------                               -----------